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                                                                      Exhibit 21

                                  SYNERGY 2000

                            SCHEDULE OF SUBSIDIARIES



      Name              State of Incorporation              Percentage Ownership
      ----              ----------------------              --------------------
Argos 2000, Inc.               Delaware                               51%